Exhibit E

EXECUTION VERSION

FISCAL AGENCY AGREEMENT

Between

ASIAN INFRASTRUCTURE INVESTMENT BANK

and

CITIBANK, N.A., LONDON BRANCH

as Fiscal Agent

Dated as of May 16, 2019

DEBT SECURITIES

FISCAL AGENCY AGREEMENT (this “Agreement”), dated as of May 16, 2019, between the ASIAN INFRASTRUCTURE INVESTMENT BANK (the “Issuer”), and CITIBANK, N.A., LONDON BRANCH, as fiscal agent, principal paying agent and transfer agent (the “Fiscal Agent”, which expression shall include any successor to Citibank, N.A., London Branch, in its capacity as such).

1. Securities Issuable in Series. (a) General. The Issuer may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). The Securities shall constitute the unconditional, direct and general obligations of the Issuer in accordance with their terms for their payment and performance. The Securities shall rank pari passu with any present or future indebtedness of the Issuer represented by any unsubordinated and unsecured notes or bonds. The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

(b)      Authorization. The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2) for authentication on original issuance pursuant to Section 3 shall be authorized by the Issuer in a certificate (the “Authorization”) executed in accordance with the procedures of the Issuer as may be required to authorize the Securities of such Series, and shall, subject to Section 3, set forth or prescribe the manner of determining:

(i)      Designation: the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii)      Currency: the currency (or currencies) in which the Securities are denominated (which may include U.S. dollars, EURO, any currency of the Member States of the European Union, Japanese yen, or any other currency or currencies to be determined for each Series);

(iii)      Aggregate Principal Amount: any limit upon the aggregate principal amount of the Securities of such Series that may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such

Series pursuant to the provisions of this Agreement or the Securities of such Series);

(iv)      Registered/Bearer Form: whether the Securities of such Series shall be in registered form without interest coupons or in bearer form with or without interest coupons, or both, and the terms upon which Securities of such Series in one form may be exchanged for Securities of such Series in another form, if at all;

(v)      Temporary Global Securities: whether Securities of such Series in registered form and/or bearer form shall initially be represented by a temporary global Security, any date, or the manner of determination of any date, prior to which interests in any such temporary global Security may not be exchanged for definitive Securities of such Series (each, an “Exchange Date”) and the extent to which and the manner in which any interest on such temporary global Security may be paid;

(vi)      Book Entry: whether the definitive Securities of such Series in registered form and/or bearer form shall be represented by one or more definitive global Securities to be deposited with one or more depositaries, and the terms upon which (if other than the terms set forth in Section 5) such definitive global Securities may be exchanged for Securities of such Series not in global form, if at all, and the identity of any such depositary or depositaries;

(vii)      Payment Dates, etc.: the date or dates on which the principal of (and premium, if any, on) the Securities of such Series is payable and, in the case of registered Securities, the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(viii)      Interest Rates, etc.: the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable;

(ix)      Payment Places: the place or places where the principal of (and premium, if any) and any interest on the Securities of such Series is payable, where any Securities of such Series in registered form may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon the Issuer in respect of the Securities of such Series may be served;

(x)      Optional Redemption Features: the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of the Issuer or otherwise;

(xi)      Special Redemption Features: the obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which and the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xii)      Denomination: the denomination or denominations in which Securities of such Series shall be issuable and transferable or exchangeable, if other than $1,000;

(xiii)      Covenants: all covenants or agreements of the Issuer, and all other events, a default in which gives rise to the right of the holder of a Security of such Series to accelerate the maturity of such Security;

(xiv)      Special Principal Repayment Features: if other than all the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon any acceleration of maturity or otherwise, or the manner in which such portion will be determined;

(xv)      Currency Features: the currency in which the principal (and premium, if any) and any interest are payable, or the manner in which such currency will be determined; and if the principal of (or premium, if any) or interest on the Securities of such Series is to be payable, at the election of the Issuer or a holder thereof, in a currency or currencies other than that or those in which the Securities of such Series are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election may be made;

(xvi)      Index Features: if the amount of payments of principal of (or premium, if any) or interest on Securities of such Series may be determined by reference to an index, the manner in which such amount will be determined;

(xvii)      Special Payment Features: the person to whom any interest on any registered Security of such Series shall be payable if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest payment and the manner in which, or the person to whom, any interest on any bearer Security of such Series shall be payable if otherwise than upon surrender of the coupons appertaining thereto as they severally mature;

(xviii)      Additional Amounts: the obligation, if any, of the Issuer to pay additional amounts in respect of principal of (or premium, if any) or interest on Securities of such Series, and the circumstances under which any such obligation shall arise;

(xix)      Legends: whether any legends shall be stamped or imprinted on all or a portion of the Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(xx)      Form of Securities: the form of the Securities of such Series if other than in substantially the form of Exhibits A, B and/or C;

(xxi)      Certifications: whether any certifications by purchasers or holders of the Securities of such Series shall be required, and the form thereof if other than in substantially the form of Exhibit D or E; and

(xxii)      Other terms: any other terms of the Securities of such Series.

The Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the Agency and Trust Services of the Fiscal Agent in The City of London, and in the offices of any Paying Agents (as referred to below) for the Securities of the Series to which the Authorization relates.

Securities may be issuable pursuant to warrants (if so provided in such Securities) and the Fiscal Agent may act as warrant agent or in any similar capacity in connection therewith.

(c)      Forms of Securities. The Securities of a Series to be issued in registered form without coupons (“registered Securities”) will be issuable in substantially the form of Exhibit A or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization. The Securities of a Series, if any, to be issued in bearer form, with or without interest coupons attached (“bearer Securities”), will be issuable in substantially the form of Exhibit B or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization. In this Agreement, (i) Securities that are not in temporary form are referred to as “definitive Securities” and Securities that are in temporary form are referred to as “temporary Securities”, (ii) registered Securities that are not in temporary form are referred to as “definitive registered Securities” (unless such Securities are in global form, in which case they are referred to as “definitive registered global Securities”) and (iii) bearer Securities that are not in temporary form are referred to as “definitive bearer Securities” (unless such Securities are in global form, in which case they are referred to as “definitive bearer global Securities”) and bearer Securities that are in temporary form are referred to as “temporary bearer Securities”

(unless such Securities are in global form, in which case they are referred to as “temporary bearer global Securities”).

All Securities shall be executed manually or in facsimile on behalf of the Issuer by such official or officials of the Issuer as shall have been authorized by the Authorization (the “Authorized Officers”), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be required by any depositary or as may, consistently herewith, be determined by the Authorized Officers executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

(d)      Temporary Securities. Until definitive Securities of a Series are prepared, the Issuer may (and, if the Authorization so requires, the Issuer shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 (in lieu of definitive Securities of such Series), temporary bearer Securities of such Series. Such temporary bearer Securities may be in global form; provided, that any such temporary bearer Security in global form shall be delivered in compliance with the conditions set forth in Section 1(e). Such temporary bearer Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or in the Authorization thereof. Unless otherwise provided herein or therein, temporary bearer Securities of a Series shall be exchangeable for definitive Securities of such Series when such definitive Securities are available for delivery; and upon the surrender for exchange of temporary bearer Securities of a Series that are so exchangeable, the Issuer shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 and in exchange for such temporary bearer Securities, a like aggregate principal amount of definitive Securities (provided that such Securities have not been previously redeemed) of such Series. All temporary bearer Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Securities and the manner in which such an exchange may be effected.

(e)      (i) Originally Issued Bearer Securities. This Section 1(e)(i) shall apply only to definitive bearer Securities, temporary bearer Securities and definitive bearer global Securities that are originally issued at the time of sale thereof.

The Issuer shall not deliver for original issuance at the time of sale thereof any definitive bearer Security, temporary bearer Security or definitive bearer global Security of any Series to the person entitled to physical delivery thereof (other than the Euroclear Bank SA/NV (“EUROCLEAR”), Clearstream Banking S.A.(“CLEARSTREAM”) or such other clearing system located outside the United States of America, its territories, its possessions and other areas subject to its jurisdiction (the “United States”) as the Issuer may select (“Clearing System”)), except upon delivery by such person to the Issuer of a certificate in substantially the form set forth in Exhibit D and, where the person entitled to physical delivery of such Securities is EUROCLEAR, CLEARSTREAM or Clearing System, only upon delivery to the Issuer of a certificate substantially in the form set forth in Exhibit E. Notwithstanding any other provision hereof or of the Securities of a Series, no bearer Security may be mailed to or otherwise delivered to any location within the United States in connection with its sale during the restricted period in respect of such Security (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

(ii)      Temporary Bearer Global Securities. This Section 1(e)(ii) shall apply only to temporary bearer global Securities delivered to a common depositary or its nominee (the “Common Depositary”) for the benefit of EUROCLEAR, CLEARSTREAM or Clearing System, except as otherwise may be provided in the Authorization.

If the Authorization relating to the Securities of a Series so provides, bearer Securities of such Series shall be issued initially in the form of a temporary bearer global Security in substantially the form of Exhibit C or such other form as shall be established pursuant to the Authorization. The temporary bearer global Security of a Series shall be exchangeable, as provided below, for definitive bearer or definitive registered Securities of such Series or, if the Authorization so provides, for one or more definitive bearer global Securities or definitive registered global Securities of such Series, or any combination thereof specified in or contemplated by the Authorization. The term “Securities of a Series” as used herein includes any temporary bearer global Security of such Series.

Any such temporary bearer global Security of a Series shall be executed by the Issuer and delivered to the Fiscal Agent, and the Fiscal Agent shall, upon the order of the Issuer, authenticate such temporary bearer global Security and deliver such temporary bearer global Security outside the United States to the Common Depositary for the benefit of EUROCLEAR, CLEARSTREAM or Clearing System for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of EUROCLEAR, CLEARSTREAM or Clearing System (or to such other accounts as they may direct).

Unless otherwise specified in the Authorization, the interest of a beneficial owner of Securities of a Series in the temporary bearer global Security of such Series shall be exchanged for definitive bearer Securities, definitive bearer global Securities, definitive registered Securities or definitive registered global Securities of such Series or any combination thereof when the account holder instructs EUROCLEAR, CLEARSTREAM or Clearing System, as the case may be, to request such exchange on his or her behalf and delivers to EUROCLEAR, CLEARSTREAM or Clearing System, as the case may be, a certificate in substantially the form set forth in Exhibit D, copies of which certificates shall be provided to EUROCLEAR, CLEARSTREAM, Clearing System and the Fiscal Agent. If an Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to the Securities of such Series, no definitive Securities of such Series shall be exchanged pursuant to this Section 1(e)(ii) prior to such Exchange Date. Any exchange pursuant to this Section 1(e)(ii) shall be made free of charge to the beneficial owners of the temporary bearer global Security, except that a person receiving definitive Securities must bear the cost payable in advance to the Fiscal Agent of insurance, postage, transportation and the like in the event that such person does not take delivery of such definitive Securities in person at the offices of EUROCLEAR, CLEARSTREAM or Clearing System. Notwithstanding any other provision hereof or of the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered in connection with their sale during the restricted period in respect of such Security (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) to a location within the United States.

On the applicable Exchange Date, or if no Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to Securities of such Series, on the date of original issuance of the Securities of such Series, the temporary bearer global Security of such Series shall be surrendered by the Common Depositary outside the United States, to the Fiscal Agent, as the Issuer’s agent, for purposes of the exchange of Securities described below. In the event the temporary bearer global Security of such Series is to be exchanged for one or more definitive bearer global Securities and/or definitive registered global Securities, following such surrender the Fiscal Agent shall authenticate and deliver outside the United States such definitive Securities to the Common Depositary for the benefit of EUROCLEAR, CLEARSTREAM or Clearing System for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of EUROCLEAR, CLEARSTREAM or Clearing System (or to such other accounts as they may direct), but only upon delivery by EUROCLEAR, CLEARSTREAM or Clearing System, as the case may be, to the Fiscal Agent of a certificate or certificates substantially in the form set forth in Exhibit E. In the event the temporary bearer global Security of a Series is to be exchanged for one or more definitive bearer Securities and/or definitive registered Securities, following such surrender, upon the request of EUROCLEAR, CLEARSTREAM or Clearing System, acting on behalf of beneficial owners of such Securities, the Fiscal Agent shall authenticate and deliver outside the United States to EUROCLEAR, CLEARSTREAM or Clearing System, as the case may be, for the account of such owners, definitive bearer Securities or definitive registered Securities, or any combination thereof, as shall be specified by such owners, in exchange for the aggregate principal amount of the temporary bearer global Security of such Series beneficially owned by such owners, but only upon delivery by EUROCLEAR, CLEARSTREAM or Clearing System, as the case may be, to the Fiscal Agent of a certificate or certificates substantially in the form set forth in Exhibit E.

Upon any exchange of a portion of the temporary bearer global Security of a Series for definitive Securities of such Series, the temporary bearer global Security of such Series shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, the temporary bearer global Security of a Series shall in all respects be entitled to the same benefits under this Agreement as definitive Securities of such Series authenticated and delivered hereunder, except that none of EUROCLEAR, CLEARSTREAM, any other Clearing System nor the beneficial owners of the temporary bearer global Security of such Series shall be entitled to receive payment of interest thereon except as provided in the next sentence. Beneficial owners of the temporary bearer global Security of such Series, and EUROCLEAR, CLEARSTREAM or Clearing System on their behalf, shall be entitled to receive payment of interest prior to any such exchange for definitive Securities following delivery by the beneficial owners to EUROCLEAR, CLEARSTREAM or Clearing System, as the case may be, of a certificate substantially in the form set forth in Exhibit D and delivery by EUROCLEAR, CLEARSTREAM or Clearing System to the Fiscal Agent of a certificate substantially in the form set forth in Exhibit E.

(f)      (i) U.S. Book-Entry Provisions. This Section 1(f)(i) shall apply only to definitive registered global Securities of a Series deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”), except as may otherwise be provided in the Authorization.

If the Issuer shall establish in the Authorization that the registered Securities of the Series to which such Authorization relates are to be issued in whole or in part in the form of one or more definitive registered global Securities deposited with or on behalf of a U.S. Depositary, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section 1(f)(i) and the Authorization with respect to such Series, authenticate and deliver one or more definitive registered global Securities that (A) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (B) shall be delivered by the Fiscal Agent to such U.S. Depositary or pursuant to such U.S. Depositary’s instruction and (C) except as otherwise provided in the Authorization, shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this definitive registered global Security may not be transferred except as a whole by the U.S. Depositary to a nominee of the U.S. Depositary or by a nominee of the U.S. Depositary to the U.S. Depositary or another nominee of the U.S. Depositary or by the U.S. Depositary or any such nominee to a successor U.S. Depositary or a nominee of such successor U.S. Depositary”, and to such other effect as may be required by the applicable U.S. Depositary.

Members of, or participants in, a U.S. Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any global Security held on their behalf by a U.S. Depositary, and such U.S. Depositary may be treated by the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent as the owner of such definitive registered global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent or any agent of the Issuer or the Fiscal Agent from giving effect to any written certificate, proxy or other authorization furnished by a U.S. Depositary or impair, as between a U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security. None of the Issuer, the Fiscal Agent or any agent of the Issuer or the Fiscal Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a definitive registered global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(ii)      Offshore Book-Entry Provisions. This Section 1(f)(ii) shall apply only to definitive bearer global Securities and definitive registered global Securities of a Series delivered to the Common Depositary for the benefit of EUROCLEAR, CLEARSTREAM or Clearing System, except as otherwise may be provided in the Authorization.

The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear”, the “Management Regulations” and “Instructions to Participants” of CLEARSTREAM, and such other procedures and conditions applicable to any Clearing System, respectively, shall be applicable to definitive bearer global Securities and definitive registered global Securities of a Series delivered to the Common Depositary for the benefit of EUROCLEAR, CLEARSTREAM or Clearing System. Account holders or participants in EUROCLEAR, CLEARSTREAM or Clearing System shall have no rights under this Agreement with respect to any such definitive bearer global Securities or definitive registered global Securities delivered to the Common Depositary or, in the case of registered Securities, registered in the name of the nominee of the Common Depositary for the benefit of EUROCLEAR, CLEARSTREAM or Clearing

System, and the Common Depositary or such nominee may be treated by the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent as the owner of any such definitive bearer global Securities or definitive registered global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent or any agent of the Issuer or the Fiscal Agent from giving effect to any written certificate, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its account holders or participants, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(g)      Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in the Authorization or pursuant to Section 1(c) or 1(f). Any legends so provided may be removed as provided in the Authorization or pursuant to Section 1(c) or 1(f).

2.      Fiscal Agent; Other Agents. The Issuer hereby appoints Citibank, N.A., London Branch, acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, as Fiscal Agent of the Issuer in respect of the Securities upon the terms and subject to the conditions herein set forth, and Citibank, N.A., London Branch, hereby accepts such appointment. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. All the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Issuer may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Securities of a Series at such place or places as the Issuer may determine and one or more agents (a “Calculation Agent” or “Calculation Agents” and, together with the Fiscal Agent, the Paying Agents and the Transfer Agents, the “Agents”) to make any calculations or determinations as may be required pursuant to the terms of any securities of a Series (which Calculation Agent may be, and initially shall be, the Fiscal Agent); provided, however, that in the event Securities are issued in registered form, the Issuer shall at all times maintain a Paying Agent and Transfer

Agent in London, or, if set forth in the Authorization relating to such Securities, in the City of New York (which Paying Agent and Transfer Agent may be, and initially shall be, the Fiscal Agent). The Issuer shall promptly notify the Fiscal Agent of the name and address of each additional Paying Agent, Transfer Agent and Calculation Agent appointed by it and of the country or countries in which a Paying Agent, Transfer Agent or Calculation Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent, Transfer Agent or Calculation Agent. Subject to the provisions of Section 9(c), the Issuer may vary or terminate the appointment of any such Paying Agent, Transfer Agent or Calculation Agent at any time and from time to time upon giving not less than 30 calendar days notice to such Paying Agent, Transfer Agent or Calculation Agent, as the case may be, and to the Fiscal Agent. Notwithstanding the foregoing, if the Issuer issues bearer Securities of a Series, to the extent provided in the Securities of such Series, the Issuer shall maintain under appointment a Paying Agent or Paying Agents with respect to such bearer Securities outside the United States for the payment of principal of (and premium, if any) and any interest on such bearer Securities.

In respect of the Securities of a Series, the Issuer shall cause notice of any resignation, termination or appointment of any Paying Agent, Transfer Agent or Calculation Agent or of the Fiscal Agent and of any change in the office through which any such Agent will act, to be given as provided in the Securities of such Series.

3.      Authentication. The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of the Issuer for the purposes of the original issuance of Securities of such Series, (i) to authenticate such Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the Securities of such Series in accordance with the Authorization and to deliver such Securities in accordance with the written order or orders of the Issuer signed on its behalf by any person authorized by or pursuant to the Authorization and (ii) thereafter to authenticate and deliver Securities of such Series in accordance with the provisions therein or as herein set forth.

Notwithstanding the provisions of Section 1(b) and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Authorization otherwise required pursuant to Section 1(b) or the order or orders otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

The Fiscal Agent may, with the consent of the Issuer, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer, by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated, may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to obtain a written acceptance (in form and substance satisfactory to the Issuer) of such appointments from each such authenticating agent. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

4.      Payment and Cancelation. (a) Payment. Subject to the following provisions, the Issuer shall provide to the Fiscal Agent in funds available on or prior to each date by not later than 10:00 a.m. (local time in the principal financial center of the relevant currency, which for the purposes of U.S. dollars, shall be the City of New York) on which a payment of the principal of (or premium, if any) or any interest on the Securities of a Series shall become due, as set forth in the Securities of such Series, such amount, in such currency, as is necessary to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest, as the case may be, on the Securities of such Series as set forth herein and in such Securities. The Issuer will confirm to the Fiscal Agent by 10:00 a.m. (local time in the principal financial center of the relevant currency, which for the purposes of U.S. dollars, shall be the City of New York) on the second business day in the principal financial center of the relevant currency (which for the purposes of U.S. dollars, shall be the City of New York) before the due date for any such payment that instructions have been issued by it for such payment to be made to the Fiscal Agent. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 for the payment from funds so paid by the Issuer of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in such Securities. Notwithstanding the foregoing, where the Authorization expressly so provides, the Issuer may provide directly to a Paying Agent funds for the payment of the principal of (or premium, if any) and any interest on the Securities of a Series pursuant to an agreement with respect to such funds containing substantially the same terms and conditions as set forth in this Section 4(a) and in Section 8(b) and shall so advise the Fiscal Agent; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent. The Issuer hereby authorizes and directs any Paying Agent in the absence of notice from the Fiscal Agent that the amounts due under this paragraph have not been received, to make, subject to any applicable laws or regulations, payment of principal of (or premium, if any) and interest on any Securities in accordance with the provisions of the Securities. Immediately upon such Paying Agent’s notifying the Fiscal Agent of payment made by it in respect of the Securities aforesaid, the Fiscal Agent will transfer the same amount in such currency as is necessary to make such payment, to such account with such bank as such Paying Agent may specify to the Fiscal Agent.

Any interest on registered Securities of a Series shall be paid, unless otherwise provided in the Securities of such Series, to the persons (the “registered owners”) in whose names such Securities are registered on the register maintained pursuant to Section 6 at the close of business on the record dates designated in the Securities of such Series. Principal of (and premium, if any, on) registered Securities of a Series shall be payable against surrender thereof at the Offices of the Fiscal Agent or at the offices of such Paying Agents as the Issuer shall have appointed pursuant to Section 2. Payments of any interest on registered Securities of a Series shall be made, subject to applicable laws and regulations, by wire transfer or by check mailed on the due date for such payment to the person entitled thereto at the person’s address appearing on the register of the Securities of such Series maintained pursuant to Section 6; provided, however, that, if provided in the Authorization relating to the Securities of such Series, such payments may be made in the case of a registered owner of Securities by transfer to an account denominated in the currency in which such payments are to be made maintained by the payee with a bank as specified in the Authorization if such registered owner so elects by giving notice to the Fiscal Agent, not less than 15 calendar days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of such payments, of such election and of the account to which payment is to be made.

Any interest on bearer Securities of a Series shall be payable by wire transfer or check upon surrender of the applicable coupon, and principal of (and premium, if any, on) bearer Securities of such Series shall be payable by wire transfer or check upon surrender of such Securities at such offices or agencies of the Fiscal Agent or any Paying Agent outside the United States as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Fiscal Agent or in such other manner as may be set forth in the Securities of such Series. No such check which is mailed shall be mailed to an address in the United States, nor shall any wire or other transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Neither the Fiscal Agent nor any Paying Agent shall, and the Issuer shall not instruct the Fiscal Agent or any Paying Agent to, make such payments on bearer Securities of a Series at an office or agency located in the United States unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained by the Issuer in accordance with Section 2 is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

Interest on Securities of a Series in which the rate of interest is a fixed rate will be computed on a basis of a 360-day year of 12 30-day months unless otherwise provided in the Authorization relating to the Securities of such Series.

In respect of any Security of a Series in relation to which a Calculation Agent is appointed to complete any payments, such Calculation Agent shall (i) obtain such rates and/or make such calculations as may be required to be made by it as provided in the Authorization relating to the Securities of such Series; (ii) maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Issuer, the Fiscal Agent and any Paying Agents; and (iii) notify the Issuer, the Fiscal Agent, any Paying Agent and the holders of Securities of all quotations, determinations, calculations, adjustments, notifications and publications given, expressed, made or obtained by it.

Unless otherwise set forth in the Security of a Series, any monies paid by the Issuer to the Fiscal Agent or any Paying Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest (as applicable) shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall, together with any interest earned thereon, be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent and any Paying Agent with respect thereto shall cease.

(b)       Withholding; Payment of Additional Amount. In respect of the Securities of a Series issued hereunder, at least 10 calendar days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount) on the Securities of such Series and at least 10 calendar days prior to each date, if any, of payment of principal (and premium, if any) or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Issuer will furnish the Fiscal Agent and each Paying Agent, if any, with respect to such Securities with a certificate of an Authorized Officer instructing the Fiscal Agent and such Paying Agent whether such payment of principal of (and premium, if any) or any interest on such Securities shall be made without deduction or withholding for or on account of any United States tax, assessment or other governmental charge, other than United States federal backup withholding. If any such deduction or withholding shall be required, then such certificate shall specify the amount, if any, required to be withheld on such payment to all or certain holders of such Securities or coupons. The Issuer agrees to indemnify the Fiscal Agent, each Paying Agent and each Transfer Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

(c)       Cancelation. All Securities, together with all coupons thereto appertaining, delivered to any Paying Agent or other Agent appointed by the Issuer pursuant to Section 2 for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in the Securities provided shall be forwarded to or to the order of the Fiscal Agent by the Agent to which they were delivered. All such Securities and coupons shall be canceled and destroyed by the Fiscal Agent or such other person as may be jointly designated by the Issuer and the Fiscal Agent (or otherwise disposed of in accordance with such person’s customary procedures), and the Fiscal Agent or such other persons shall thereupon upon request by the Issuer furnish a certificate of such destruction or disposition to the Issuer.

(d)       References to Include Additional Amounts. All references in this Agreement to principal, premium and interest in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth herein or in the Securities of such Series.

5.       Exchange of Securities. (a) General. The Fiscal Agent, or its agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section 5 to authenticate and deliver:

(i)         Securities of a Series in exchange for or in lieu of (a) Securities of such Series of like tenor and of like form which have become mutilated, destroyed, stolen or lost, or (b) any coupons appertaining to such Securities which have become mutilated, destroyed, stolen or lost. Upon receipt and cancelation by the Fiscal Agent of the mutilated Security or receipt of proof, satisfactory to both the Issuer and the Fiscal Agent, in their discretion, of the destruction, theft or loss of the Security, and upon receipt by them of indemnity satisfactory to both of them, the Issuer shall issue a new Security of like tenor and the Fiscal Agent shall thereupon deliver such new Security in exchange for the mutilated Security or in substitution for the destroyed, stolen or lost Security. Such new Security, if a registered Security, shall be so dated, and, if a bearer Security, shall have attached thereto such coupons, that neither gain nor loss of principal or interest shall result from such exchange or substitution. All expenses associated with procuring such indemnity and with the preparation and delivery of a new Security shall be borne by the person seeking replacement of the Security;

(ii)         registered Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Securities of such Series of like tenor and of like form;

(iii)       if bearer Securities of a Series are authorized to be issued, registered Securities of such Series in exchange for a like aggregate principal amount of bearer Securities of such Series of like tenor and of like form;

(iv)       if Securities of a Series are subject to partial redemption or purchase, Securities of such Series of authorized denominations in exchange for the unredeemed or unpurchased portion of any Securities of such Series redeemed or purchased in part only; and

(v)       if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;

provided, however, that any definitive registered global Security shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(b) and any definitive bearer global Securities delivered to a Common Depositary shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(c).

Bearer Securities may not be issued in exchange for registered Securities. All bearer Securities of a Series surrendered for exchange for other Securities of such Series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided in the Authorization and other than as set forth in Section 5(a)(i) and in the last sentence of this paragraph, bearer Securities shall be dated the date from which interest on the Securities of such Series first begins to accrue, and registered Securities shall be dated the date of their authentication by the Fiscal Agent. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new Security, if a registered Security, shall be so dated, and, if a bearer Security, shall have attached thereto such coupons, that neither gain nor loss in interest shall result from such transfer or exchange.

(b)       Definitive Registered Global Securities. This Section 5(b) shall apply only to definitive registered global

Securities deposited with a U.S. Depositary pursuant to Section 1(f)(i), unless otherwise provided in the Authorization.

A definitive registered global Security shall be exchangeable for definitive registered Securities of the same Series and tenor (x) if the U.S. Depositary with respect to such definitive registered global Security notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary of such global Security or if at any time such U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and notifies the Issuer thereof and, in either case, the Issuer is unable to appoint a successor U.S. Depositary within five business days of its receipt of such notice, (y) if the Issuer delivers to the Fiscal Agent a written notice executed by an Authorized Officer that such definitive registered global Security shall be exchangeable or (z) if an event of default entitling the holders of such definitive registered global Security to accelerate the maturity thereof has occurred and is continuing with respect to such definitive registered global Security.

Unless and until it is exchanged in whole or in part for the individual Securities represented thereby, no definitive registered global Security shall be transferred except as a whole by the U.S. Depositary to a nominee of the U.S. Depositary or by a nominee of the U.S. Depositary to the U.S. Depositary or another nominee of the U.S. Depositary or by the U.S. Depositary or any such nominee to a successor U.S. Depositary or a nominee of such successor U.S. Depositary.

If the beneficial owners of interests in a definitive registered global Security are entitled to exchange such interests for definitive registered Securities of such Series in another form pursuant to the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive registered Securities in aggregate principal or face amount equal to the principal or face amount of such definitive registered global Security. On the earliest date on which such interests may be so exchanged, such definitive registered global Security shall be surrendered by the U.S. Depositary to the Fiscal Agent, as the Issuer’s agent for such purpose, to be exchanged without charge, in whole or from time to time in part, for definitive registered Securities; and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive registered global Security, an equal aggregate principal amount of definitive registered Securities of the same Series of authorized denominations as the portion of such definitive registered global Security to be exchanged; provided, however, that no such exchange may occur during a period beginning at the opening of business 10 business days before any date for the selection of Securities of such Series to be redeemed and ending on the relevant date of redemption. Any definitive registered global Security that is exchangeable pursuant to this Section 5(b) shall be exchangeable for definitive registered Securities issuable in the denominations specified in the Authorization and registered in such names as the U.S. Depositary that is the holder of such definitive registered global Security shall direct. If a definitive registered Security is issued in exchange for any portion of a definitive registered global Security after the close of business at the office or agency where such exchange occurs on the record date for any interest payment date and before the opening of business at such office or agency on such interest payment date, interest will not be payable on such interest payment date in respect of such definitive registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive registered global Security is payable.

The U.S. Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a holder is entitled to take under this Agreement or the Securities.

(c)       Definitive Bearer Global Securities. This Section 5(c) shall apply only to definitive bearer global Securities delivered to a Common Depositary for EUROCLEAR, CLEARSTREAM or Clearing System pursuant to Section 1(f)(ii), unless otherwise provided in the Authorization.

If the beneficial owners of interests in a definitive bearer global Security are entitled to exchange such interests for definitive bearer Securities or definitive registered Securities of such Series as provided in the Authorization, then without unnecessary delay but in any event not later than the fifteenth calendar day prior to the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive bearer Securities and/or definitive registered Securities in aggregate principal amount equal to the principal amount of such definitive bearer global Security. On the earliest date (if any) on which such interests may be so exchanged, such definitive bearer global Security shall be surrendered outside the United States by the Common Depositary to the Fiscal Agent, as the Issuer’s agent for such purpose, to be exchanged without charge, in whole or from time to time in part, for definitive bearer Securities and/or definitive registered Securities; and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive bearer global Security, an equal aggregate principal amount of definitive bearer Securities and/or definitive registered Securities of the same Series of authorized denominations as the portion of such definitive bearer global Security to be exchanged, in such combination thereof as shall be specified by the beneficial owner thereof and communicated to the Fiscal Agent through EUROCLEAR, CLEARSTREAM or Clearing System, and, if in registered form, registered in such name as may be specified by the beneficial owner thereof and so communicated to the Fiscal Agent; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 calendar days before any date for the selection of Securities of such Series to be redeemed and ending on the relevant date of redemption; and provided further, that no definitive bearer Security delivered in exchange for a portion of a definitive bearer global Security shall be mailed or otherwise delivered to any location in the United States. If a definitive registered Security is issued in exchange for any portion of a definitive bearer global Security after the close of business at the office or agency where such exchange occurs on the record date for any interest payment date and before the opening of business at such office or agency on such interest payment date, interest will not be payable on such interest payment date in respect of such registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive bearer global Security is payable.

So long as the Common Depositary is the holder of a definitive bearer global Security, such Common Depositary will be considered the sole owner or holder of the Securities represented by such definitive bearer global Security for the purposes of receiving payment on the Securities, receiving notices and for all other purposes under this Agreement and the definitive bearer global Security. The Common Depositary may grant proxies and otherwise authorize any person, including EUROCLEAR, CLEARSTREAM, Clearing System and beneficial owners of such global Security, to take any action that a holder is entitled to take under this Agreement or such global Security. Beneficial interests in a definitive bearer global Security will be evidenced only by, and transfers thereof will be affected only through, records maintained by EUROCLEAR, CLEARSTREAM or Clearing System.

6.         Register. The Fiscal Agent, as agent of the Issuer, shall maintain at its Agency and Trust Services at Citibank, N.A., London Branch, a register for the registration of transfers of each Series of Securities issued in whole or in part in registered form. Upon surrender for the purpose of registration of transfer at such office of the Fiscal Agent of any registered Security of such Series, accompanied by a written instrument of transfer in the form approved by the Issuer and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Issuer and the Fiscal Agent shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive registered Security of such Series) and executed by the registered holder in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for Securities of such Series, and a new registered Security of such Series shall be authenticated and issued in the name of the transferee; provided, however, that registered Securities may be delivered for the purpose of registration of transfer by mail but only at the risk and expense of the transferor. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the Securities of such Series and such reasonable regulations as may be prescribed by the Issuer. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the security register. No service charge shall be made for any registration, transfer or exchange of Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but, except as permitted herein with respect to the exchange of temporary securities for definitive securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or 3) may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection with any registration, transfer or exchange.

Any Transfer Agent appointed pursuant to Section 2 shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfer or exchange of

Securities of a Series during any period specified as not requiring registrations of transfer or exchange in the Securities of such Series.

The Fiscal Agent will be responsible for (i) maintaining a record of the aggregate holdings of Securities of any series, (ii) ensuring that payments of principal (or premium, if any) and interest in respect of the Securities received by the Fiscal Agent from the Issuer are duly credited to the holders of the Securities and (iii) transmitting to the Issuer any notices from the holders of the Securities.

7.         Sinking Fund and Optional Redemption; Repurchases of Securities. (a) The Issuer hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions of the Securities of such Series. In the event that the provisions of the Securities of a Series permit the Issuer to redeem Securities of such Series at its option, the Issuer shall, unless otherwise specified in the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be redeemed not less than 20 calendar days prior to the optional redemption date. All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Issuer and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or in the Securities of such Series. In the event that the provisions set forth in the Authorization or in the Securities of a Series permit the Issuer to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Securities of such Series, the Issuer shall deliver to the Fiscal Agent a certificate of an Authorized Officer stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Securities of a Series permit the holders thereof, at their option, to cause the Issuer to redeem or purchase such Securities, the Issuer shall arrange with the Fiscal Agent (and any Paying Agent for such purpose) for the provision of funds sufficient to make payments to such holders in respect of such redemptions or purchases, and the Fiscal Agent shall provide to the Issuer from time to time reasonably detailed information as to such redemptions or purchases.

Whenever less than all the Securities of a Series at any time outstanding are to be redeemed at the option of the Issuer, the particular Securities of such Series to be redeemed shall be selected not more than 20 calendar days prior to the redemption date by the Fiscal Agent from the then outstanding Securities of such Series, in the case of bearer Securities of such Series, individually by lot (unless all bearer Securities are subject to such redemption) and, in the case of registered Securities of such Series, by such method as the Fiscal Agent normally uses in such circumstances. Upon any partial redemption of a registered Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more registered Securities of such Series, in any authorized denomination requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Security. Upon any partial redemption of Securities that are in the form of a definitive bearer global Security, such partial redemption shall be effected by EUROCLEAR, CLEARSTREAM or Clearing System in accordance with its respective operating procedures.

(b)       The Issuer shall have the right at any time to purchase Securities in the open market or otherwise. Any Securities so purchased may be resold at the Issuer’s discretion if not given to the Fiscal Agent for cancelation.

8.       Conditions of Fiscal Agent’s Obligations. The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights of holders from time to time of Securities are subject:

(a)       Compensation and Indemnity. The Fiscal Agent shall be entitled to compensation as agreed separately with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the documented out-of-pocket expenses (including fees of counsel) reasonably incurred by it in connection with its services hereunder. The Issuer shall indemnify the Fiscal Agent for, and hold it harmless against, any loss, liability, cost, claim, action, damages, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Fiscal Agent may incur or which may be made against it arising out of or in connection with its acting as Fiscal Agent hereunder, except for those arising from its negligence, wilful misconduct or fraud or that of its directors, officers or employees. The obligations of the Issuer under this Section 8(a)

shall survive the payment of all the Securities and the resignation or removal of the Fiscal Agent.

Notwithstanding the foregoing, under no circumstances will the Issuer be liable to the Fiscal Agent or any other person for any indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of business, goodwill, opportunity or profit), even if advised of such loss or damage.

(b)       Agency. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in the certificate of authentication thereon) or any obligation (or relationship of agency or trust) for or with any of the owners or holders of the Securities, except that all funds held by the Fiscal Agent or any Paying Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held for the benefit of such owners and holders as set forth herein and in the Securities; provided, however, that monies held in respect of the Securities of a Series for the payment of principal of, or premium, if any, on or interest on such Securities that remain unclaimed at the end of two years after such payment of principal, premium or interest (as applicable) shall have become due and payable (whether at maturity or otherwise) and shall, together with any interest earned thereon, be repaid to the Issuer, as provided and in the manner set forth in the Securities of such Series.

(c)       Advice of Counsel. Each of the Fiscal Agent, any Paying Agent and any Transfer Agent may consult with such counsel as is satisfactory to it, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith, without negligence and in accordance with such opinion.

(d)       Reliance. Each of the Fiscal Agent, any Paying Agent, any Transfer Agent and any Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement, or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been adopted or signed by the proper parties. Unless herein otherwise specifically provided, any order, notice, request or other instrument of the Issuer made or given by it under any provision of this Agreement shall be sufficient if signed by the President, the Vice President and Chief Financial Officer or the Treasurer of the Issuer, or in accordance with any list of authorized signatories of the Issuer which shall have been made available by it and as to which the Fiscal Agent shall not have received notice of the rescission thereof, or by any other official of the Issuer who shall have been designated in writing to the Fiscal Agent by such President, Vice President or Treasurer. The Fiscal Agent and each Paying Agent shall be fully justified and protected in relying and acting upon any instructions received by it and signed in the manner provided in the preceding sentence or upon the advice of the legal advisers for the Issuer, and shall be fully justified and protected in relying and acting upon and dealing with any Security, notice or other instrument or paper (including notices, lists of Securities and other instruments or information received from the Fiscal Agent or any Paying Agent) believed by the Fiscal Agent or any Paying Agent to be genuine and duly authorized and properly executed. The Fiscal Agent and each Paying Agent shall not be accountable for the use or application of any Securities or moneys which shall have been delivered or disposed of by them in accordance with the express provisions of this Agreement or the Securities. Neither the Fiscal Agent nor any Paying Agent shall in any way be responsible or accountable for the action or failure to act of any other of them.

(e)       Interest in Securities, etc. Each of the Fiscal Agent, any Paying Agent and any Transfer Agent and its officers, directors and employees may become the owners of, or acquire any interest in, any Securities with the same rights that it would have if it were not the Fiscal Agent, a Paying Agent, a Transfer Agent or such a person and may engage or be interested in any financial or other transaction with the Issuer and may act on behalf of, or as depository, trustee or agent for, any committee or body of holders of Securities or other obligations of the Issuer, as freely as if it were not the Fiscal Agent, such a Paying Agent, such a Transfer Agent or such a person.

The Fiscal Agent, any Paying Agent and any Transfer Agent may become creditors, directly or indirectly, of the Issuer, make any loan or loans thereto, own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof, make disbursements therefor and enter into any commercial or business arrangements therewith, without being obliged to account for any profits. The Issuer may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the Fiscal Agent and any Paying Agent.

(f)       Non-Liability for Interest. Subject to any agreement between the Issuer and the Fiscal Agent to the contrary and except as otherwise provided herein, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities. Money held by the Fiscal Agent or Paying Agent need not be segregated except as required by law. Any funds held are held as banker and not subject to the UK FCA Client Money Rules.

(g)       Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to the Authorization and delivered to the Fiscal Agent.

(h)       No Implied Obligations. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement; the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

9.       Resignation and Appointment of Successor. (a) Fiscal Agent, Paying Agent and Transfer Agent. The Issuer agrees, for the benefit of the holders from time to time of the Securities, that there shall at all times be (i) a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing, and authorized under such laws to exercise corporate trust powers, and (ii) to the extent required by the provisions of bearer Securities, if any, unless payments are permitted by the provisions of the third paragraph of Section 4(a) to be made in the United States, a Paying Agent outside the United States for payment of principal of (and premium, if any) and any interest on such bearer Securities, until all the Securities authenticated and delivered hereunder shall have been delivered to the Fiscal Agent for cancelation or become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on such Securities shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Securities.

(b)       Resignation. The Fiscal Agent or Paying Agent or Transfer Agent, if any, may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 60 calendar days from the date on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent, any Paying Agent or any Transfer Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, such resignation or removal shall take effect only upon (i) the appointment by the Issuer, as hereinafter provided, of (A) in the case of the resignation or removal of the Fiscal Agent, a successor Fiscal Agent (which, to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having an established place of business in The City of New York, authorized under such laws to exercise corporate trust powers) or (B) in the case of the resignation or removal of any Paying Agent or Transfer Agent, a successor Paying Agent or Transfer Agent, if required pursuant to Section 9(a), and (ii) the acceptance of such appointment by such successor Fiscal Agent, Transfer Agent or Paying Agent. Upon its resignation or removal, the Fiscal Agent, Transfer Agent or Paying Agent, as the case may be, shall be entitled to payment by the Issuer pursuant to this Agreement of compensation for services rendered and to reimbursement of documented out-of-pocket expenses reasonably incurred hereunder.

(c)     Successors. In case at any time the Fiscal Agent, the Transfer Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Issuer is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent, Transfer Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent, Transfer Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent, Transfer Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent, Transfer Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent, Transfer Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent, Transfer Agent or Paying Agent, as the case may be, hereunder. If, by the tenth business day before the expiry of any notice of resignation, no successor Fiscal Agent or Transfer Agent shall have been so appointed by the Issuer and shall have accepted appointment or if no successor Paying Agent for a Series shall have been so appointed and shall have accepted appointment to succeed the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Issuer is required to maintain a Paying Agent, then any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such Paying Agent, is of the Series referred to in this sentence), on behalf of itself and all others similarly situated, or the Fiscal Agent, the Transfer Agent or the Paying Agent, as the case may be, may, in the case of any Agent only, itself appoint any reputable financial institution as a successor Agent in consultation with the Issuer and, in the case of any holder or any Agent, petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent or Paying Agent, as the case may be. The Issuer shall give prompt written notice to each Paying Agent and Transfer Agent of the appointment of a successor Fiscal Agent.

(d)       Acknowledgment. Any successor Fiscal Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent or Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent or Paying Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent or Paying Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent or Paying Agent hereunder.

(e)       Merger, Consolidation, etc. Any corporation into which the Fiscal Agent or any Paying Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent or any Paying Agent shall be a party, or any corporation to which the Fiscal Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the corporate trust or agency assets and business of the Fiscal Agent or any Paying Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent or any Paying Agent, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f)       Separate Fiscal Agents. The Issuer may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of any other Series. Any such separate fiscal agent shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing, and authorized under such laws to exercise corporate trust powers. Any separate fiscal agent shall enter into an agreement with the Issuer under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

10.       Payment of Taxes. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto. None of the Issuer, the Fiscal Agent or any Paying Agent shall be liable to any holder of a Security or other person for any commissions, costs, losses or expenses in relation to or resulting from such payments or any currency conversion or rounding effected in connection therewith.

11.      Meetings and Amendments. (a) Calling of Meeting, Notice and Quorum. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. Notice of every meeting of holders of Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 calendar days prior to the date fixed for the meeting. In case at any time the Issuer or the holders of at least 10% in aggregate principal amount of the outstanding Securities (as defined in Section 11(d)) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Securities of a Series, a person shall be a holder of outstanding Securities of such Series or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the outstanding Securities of a Series shall constitute a quorum. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the outstanding Securities of a Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. The Fiscal Agent may make such reasonable and customary regulations as it normally uses in such circumstances for any meeting of holders of Securities of a Series with respect to the proof of the holding of bearer Securities of such Series and of the appointment of proxies in respect of holders of registered Securities of such Series, the record date for determining the registered owners of registered Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 90 calendar days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it normally uses in such circumstances.

(b)      Approval. (i) At any meeting of holders of Securities of a Series duly called and held, upon the affirmative vote, in person or (in the case of registered owners of Securities of such Series) by proxy thereunto duly authorized in writing, of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of such Series then outstanding represented at such meeting or (ii) with the written consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of a Series then outstanding (or, in either such case, such other percentage as may be set forth in the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent may modify, amend or supplement the terms of the Securities of such Series or, insofar with respect to Securities of such Series, this Agreement in any way, and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series; provided, however, that no such action may, without the consent of the holder of each Security of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any, on) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the currency in which (unless required by law of the jurisdiction which issued such currency) or the required places at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series if, prior to such action, the Issuer is not permitted so to do, or (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given. Notwithstanding the foregoing, the Issuer and the Fiscal

Agent may, without the vote or consent of any holder of Securities, amend this Agreement or the Securities of a Series for the purpose of (v) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (w) surrendering any right or power conferred upon the Issuer, (x) securing the Securities pursuant to the requirements of the Securities or otherwise, (y) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (z) amending this Agreement or the Securities of such Series in any manner that the Issuer, in its sole discretion, reasonably determines is not inconsistent with the Securities of such Series and does not adversely affect the interest of any holder of Securities of such Series.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(c)      Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly upon registration of transfer thereof, in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby, in all cases as provided in Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3) and delivered in exchange for outstanding Securities of such Series.

(d)      “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “outstanding”, except:

(i)      Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancelation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

(ii)      Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(iii)      Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of such Series owned directly or indirectly by the Issuer shall be disregarded and deemed not to be outstanding.

12.      Indemnity by Fiscal Agent. The Fiscal Agent shall indemnify the Issuer for, and hold it harmless against, any loss, liability, cost, claim, action, damages, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against it as a result of its willful misconduct, negligence or fraud or that of its directors, officers or employees.

Notwithstanding the foregoing, under no circumstances will the Fiscal Agent be liable to the Issuer or any other person for any indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of business, goodwill, opportunity or profit), even if advised of such loss or damage.

The indemnities contained in this Section 12 shall survive the termination of this Agreement, payment of all the Securities and the resignation or removal of the Fiscal Agent.

13.      Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization, execution, delivery and performance by the Issuer, which shall be governed by the Articles of Agreement of the Issuer.

14.      Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be delivered or transmitted by facsimile to it at Agency & Trust Services, 6th Floor, 25 Canada Square, Canary Wharf, London E14 5LB (Facsimile: +44 207 500 5877) or emailed to it at ppapayments@citi.com or if sent to the Issuer shall be delivered or transmitted by facsimile to it at B-9 Financial Street, Xicheng District, Beijing 100033, P.R. China, Telephone No. 86 (10) 8358-0434, Attention of AIIB Treasury or emailed to it at funding@aiib.org. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series.

15.      Further Issues. The Issuer may from time to time without the consent of the holders of the Securities of any Series create and issue further securities, having the same terms and conditions as the Securities of any Series in all respects except for their (a) issue dates, (b) issue prices, and (c) if applicable, the first interest payment thereon, which may be consolidated and form a single Series with the Securities. Any further securities forming a single Series with the outstanding Securities of any Series constituted by this Agreement or any agreement supplemental to it shall, and any other securities may (with the consent of the Fiscal Agent) be constituted by an agreement supplemental to this Agreement.

16.      Arbitration. (a) Subject to Section 16(g), any dispute, controversy or claim arising out of or relating to this Agreement, including the existence, validity, performance, breach or termination thereof (including a dispute regarding non-contractual obligations arising out of or relating to this Agreement), shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the UNCITRAL Arbitration Rules in force when the Notice of Arbitration is submitted (the “UNCITRAL Rules”), as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Rules (the “HKIAC Procedures”). These dispute resolution provisions shall also be governed by and construed in accordance with the laws of the State of New York. Hong Kong law will be the procedural law of any arbitration hereunder.

(b)      The arbitral tribunal shall consist of three arbitrators. The members of the arbitral tribunal shall be appointed in the manner set out in the UNCITRAL Rules. The appointing authority shall be HKIAC. The seat of the arbitration shall be Hong Kong. The language of the arbitration shall be English.

(c)      Unless otherwise expressly provided in this Agreement, the arbitral tribunal will have no authority to award (i) punitive damages or (ii) damages for consequential or indirect losses.

(d)      The arbitral tribunal will have no authority to award interest in excess of the London Inter-Bank Offered Rate (“LIBOR”) then prevailing, and any such awarded interest will be simple interest only. In the event LIBOR is no longer an active interest rate, the parties agree to work to mutually agree upon a suitable replacement interest rate.

(e)      The arbitral tribunal shall not be authorized to grant, and each party agrees that it shall not seek from any judicial authority, any interim measures or pre-award or emergency relief against the other party, notwithstanding any provisions of the UNCITRAL Rules to the contrary.

(f)      The parties hereto agree that, at the parties’ election, any further dispute, controversy or claim which arises out of this Agreement shall be consolidated with any ongoing proceedings before the arbitral tribunal, but no other party shall be joined to, and no other disputes, controversies or claims shall be consolidated with, such on-going proceedings before the arbitral tribunal.

(g)      Notwithstanding the provisions of this Section 16, nothing contained in this Agreement shall operate or be regarded as a waiver, renunciation or other modification by the Issuer of any status, immunities, privileges or exemptions of the Issuer under its Articles of Agreement, all of its basic documents, any applicable law or international practice.

17.      Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

18.      Counterparts. This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

19.      Tax Disclosure. (a) Each party shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or any Securities as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 19(a) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this Section 19(a), “Applicable Law” shall be deemed to include

(i)      any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.

(b)      The Issuer shall notify the Fiscal Agent in the event that it determines that any payment to be made by an Agent under any Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Section 19(b) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, such Securities, or both.

(c)      Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under any Securities for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 19(c).

(d)      In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Securities, then the Issuer will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Agreement. The Issuer will promptly notify the Agents of any such redirection or reorganization. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 19(d).

(e)      For the purposes of this Section 19:

(i)          “Applicable Law” means any law or regulation applicable to the relevant party, and, in respect of the Issuer, shall include its Articles of Agreement.

(ii)          “Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

(iii)          “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(iv)          “FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

(v)          “Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

20.      Agents Compliance with Law, Directive or Regulation. Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that it reasonably considers would be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.

[Rest of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and the Fiscal Agent has affixed its corporate seal as of the date first above written.

ASIAN INFRASTRUCTURE
INVESTMENT BANK

By	/s/ Thierry de Longuemar
Name: Thierry de Longuemar
Title: Vice President and Chief Financial Officer

CITIBANK, N.A., LONDON BRANCH

as FISCAL AGENT,

By	/s/ Beth Kuhn
Name:	Beth Kuhn
Title:	Vice President

[Signature Page to Fiscal Agency Agreement]

EXHIBIT A

FORM OF REGISTERED SECURITY

[Form of Face of Security]

[Insert if DTC global security — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ASIAN INFRASTRUCTURE INVESTMENT BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS [GLOBAL] SECURITY IS NOT AN OBLIGATION OF ANY GOVERNMENT.

[CUSIP No. ______]

[ISIN No. ______]

ASIAN INFRASTRUCTURE INVESTMENT BANK

[Title of Securities]

No. R-.     .     .

[Denomination]

Asian Infrastructure Investment Bank (herein called the “Issuer”), for value received, hereby promises to pay to [Delete for DTC global security — ________________________] [Insert for DTC global security — CEDE & CO.], or its registered assigns, the principal sum of [$] _____________ on ________________________ (the “Stated Maturity”)[.]

[If the Security is to bear interest prior to maturity, insert, — and to pay interest thereon from _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on ___________ [and _______________] in each year ([each,] an “Interest Payment Date”), commencing _________________, at the rate [of ____% per annum] [to be determined in accordance with the provision’s hereinafter set forth], until the principal hereof is

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paid or made available for payment [if applicable, insert, — and (to the extent that the payment of such Interest shall be legally enforceable) at the rate of _____% per annum on any overdue principal [and premium] and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this [Global] Security (or one or more predecessor Securities) is registered at the close of business on the ____ [business] day [(whether or not a business day)] (a “Regular Record Date”) preceding such Interest Payment Date. In respect of all currencies other than EURO, interest will be calculated on the basis of a 360-day year, consisting of 12 30-day months and rounding the resulting figure to the nearest amount of the relevant currency (with halves being rounded upwards). In the case of EURO, interest will be calculated on the basis of the number of days elapsed divided by 360 and rounding the resulting figure to the nearest amount of EURO (with halves being rounded upwards). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this [Global] Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to the registered holders of the Securities of this series not less than [       ] calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert — The principal of this [Global] Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this [Global] Security shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date

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payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall be payable on demand.]

Payment of the principal of [(and premium, if any, on)] [and interest on] this [Global] Security will be made at the [appropriate office] of the Fiscal Agent hereinafter referred to [or at such other offices or agencies as the Issuer may designate and notify the holders as provided in Paragraph 6(d) hereof] and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] this [Global] Security shall be made against surrender of this [Global] Security, and payments of any interest on this [Global] Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or [, in the case of payments of principal [(and premium, if any)],] to such other address as the registered holder may specify upon such surrender [; provided, however, that any payments shall be made, in the case of a registered holder of at least [$]________ aggregate principal amount of Securities of such series, by transfer to an account maintained by the payee with a bank [located in ________] if such registered holder so elects by giving notice to the Fiscal Agent, not less than [15] calendar days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be made, of such election and of the account to which payments are to be made]. The Issuer covenants that until this [Global] Security has been delivered to the Fiscal Agent for cancelation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this [Global] Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain a Paying Agent in [The City of New York] for the payment of the principal of [(and premium, if any, on)] [and interest on] this [Global] Security as herein provided.

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All terms used in this [Global] Security that are defined in the Fiscal Agency Agreement, including the exhibits thereto, have the meanings assigned to them therein.

Reference is hereby made to the further provisions of this [Global] Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this [Global] Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

ASIAN INFRASTRUCTURE
INVESTMENT BANK

By

Name:
Title:

This is one of the Securities of the series referred to in the within-mentioned Fiscal Agency Agreement.

[CITIBANK, N.A., LONDON
BRANCH], as Fiscal Agent

By

Name:
Title:

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[Form of Reverse of Security]

1.      This [Global] Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of [ ] (herein called the “Fiscal Agency Agreement”), between the Issuer and [Citibank, N.A., London Branch], as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the office of the Fiscal Agent in [The City of London, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB]. This [Global] Security is one of the series designated on the face hereof[, limited in aggregate principal amount to [$]___________].

The Securities constitute unconditional, direct and general obligations of the Issuer in accordance with their terms for their payment and performance. The Securities shall rank pari passu with any present or future indebtedness of the Issuer represented by any unsubordinated and unsecured notes or bonds.

2.      The Securities are issuable in [bearer form (the “Bearer Securities”) with coupons (the “Coupons”)* at the time of issue attached thereto for the amount due on each Interest Payment Date and in] fully registered form (the “Registered Securities”) and are issuable in [the] authorized denomination[s] of [$]_________ [and [any integral multiple thereof] [integral multiples of [$]_______ above that amount]].

3.      The Issuer shall maintain in [The City of New York] [London], a Transfer Agent where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the [appropriate office] of the Fiscal Agent as its agent in [The City of New York] [London] for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Registered Securities and registration of transfers of Registered Securities. [In addition, the Issuer has appointed the main offices of

* References to coupons should be deleted as appropriate for non-interest-bearing Securities of a series.

6

___________ in ________ and ______________ in ____________ as additional agencies (each, a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar [or of any Transfer Agent] or to appoint additional or other registrars [or Transfer Agents] or to approve any change in the office through which any security registrar [or any Transfer Agent] acts, provided that there will at all times be a security registrar in [The City of New York] [London] [, and a Transfer Agent in a European city].

[Insert for DTC global security — Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without interest coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof (each, a “Global Security”), and (i) no Global Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Security, this Global Security shall be transferred to, or exchanged for definitive registered Securities registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (x) DTC notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary of this Global Security or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and notifies the Issuer thereof and, in either case, the Issuer is unable to appoint a successor U.S. Depositary within five business days of its receipt of such notice, (y) the Issuer delivers to the Fiscal Agent a written notice executed by an Authorized Officer that this Global Security shall be exchangeable or (z) an event of default entitling the holders of this Global Security to accelerate the maturity thereof has occurred and is continuing with respect to this Global Security. Definitive registered Securities issued in exchange for this Global Security will be registered in the denominations specified in the Authorization and registered in such names as DTC shall direct.]

7

[Subject, in the case of this Global Security, to the preceding paragraph, the]* [The] transfer of [this Global]* [a Registered] Security is registrable on the aforementioned register upon surrender of [this Global]* [such] Security at the [appropriate office] of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this [Global]* Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new [Registered] Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, [Registered] Securities may be exchanged for [Registered] Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] [appropriate office] of the Fiscal Agent. Bearer Securities may not be issued in exchange for Registered Securities. Whenever any [Registered] Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the [Registered] Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent[, as the case may be,] being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with [any Transfer Agent and] the Fiscal Agent.

[In the event of a redemption of the Securities in part, the Issuer shall not be required (a) to register the transfer or exchange of any Security during a period beginning at the opening of business 10 business days before, and continuing until, the date notice is given identifying the Securities to be redeemed[,] [or] (b) to register the transfer of or exchange any [Registered] Security, or portion thereof, called for redemption, except

* Include if a Global Security

8

for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption[, or (c) to exchange any Bearer Security called for redemption except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption].]

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligation’s of the Issuer, evidencing the same debt [(except that a Security not in global form issued upon any registration of transfer or exchange of this Global Security shall not be subject or entitled to the provisions set forth in this Global Security relating to Securities in global form)]*, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this [Global] Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this [Global] Security is registered as the owner hereof for all purposes, whether or not this [Global] Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4.      The Issuer shall pay to the Fiscal Agent at its principal office in Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, on or prior to [each Interest Payment Date][,] [any redemption date] [and] the Stated Maturity of the Securities, such amounts as are sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on][,] [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on, and] the principal of the Securities due and payable on such [Interest Payment Date][,] [redemption date] [or] Stated Maturity[, as the case may be]. The Fiscal Agent shall apply the amounts so paid to it to the payment of such

* Include if a Global Security

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[interest][,] [redemption price] [and] principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any, on)] [or interest on] any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] [(as applicable)] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall, together with any interest earned thereon, be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease.

In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place that is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5.      Payment of the principal of [and premium, if any, on] and interest on this [Global] Security made at the office of the Fiscal Agent in Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB shall be subject in all cases to any fiscal or other laws and regulations applicable thereto. Neither the Issuer nor any Paying Agent shall be liable to any holder of a Security or other person for any commissions, costs, losses or expenses in relation to or resulting from such payments or any currency conversion or rounding effected in connection therewith.

[6.      (a) [If applicable, insert--The Securities are subject to redemption upon not more than 60 nor less than 30 calendar days notice given as hereinafter provided, [if applicable, insert—(i) on ___________ in any year, commencing with the year ____ and ending with the year ____, through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (ii)] [at any time [on or after _________], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of

10

the principal amount of the Securities to be redeemed): If redeemed [on or before __________, ___% and if redeemed] during the 12-month period beginning ___________ of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to ___% of the principal amount, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed] together[, in the case of each of (i) and (ii) foregoing,] with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof. [Partial redemptions must be in an amount not less than [$]_______ principal amount of Securities.]]*

[(b)      As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to ____________ in each year, commencing in ___________ and ending in ___________, an amount in cash sufficient to redeem on such ____________ [not less than [$]_________ and not more than] [$]__________ principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such _____________ as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on

* Modification necessary if the Security is an Original Issue Discount Security.

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any sinking fund redemption date will terminate. The Issuer (i) may deliver outstanding Securities (other than any previously called for redemption) [together, in the case of Bearer Securities, with all unmatured Coupons appertaining thereto] and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 calendar days prior to the redemption date from the outstanding Securities not previously called for redemption, [in the case of Bearer Securities, individually by lot and, in the case of Registered Securities,] by such method as the Fiscal Agent normally uses in such circumstances and which may provide for the selection for redemption of portions (equal to [$]                      or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than [$]                     .]

[(d) If notice of redemption has been given in the manner set forth in Paragraph 7 the Securities to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities [together in the case of Bearer Securities with all appurtenant Coupons, if any, maturing subsequent to the redemption date,] at the place or places specified in such notice, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the [appropriate office] of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, [the Coupons for interest appertaining to Bearer Securities maturing subsequent to the redemption date shall be void,] and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest

12

(unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

[(e)      Any [Registered] Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

[7.]      Any notices to holders of Securities shall be given by delivery of the relevant notice to the relevant securities clearing system for communication by each of them to entitled participants, and so long as the Securities are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices shall also be published in such manner as the rules of such stock exchange(s) may require. [In the case of a redemption in whole or in part, notice will be given once not more than 60 calendar days nor less than 30 calendar days prior to the date fixed for redemption.] If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of this [Global] Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of mailing. [Notices to redeem Securities shall specify the date fixed

13

for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a Registered Security)], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,* and that on and after such date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case].] [In addition, in the case of a partial redemption, the redemption notice shall specify the last date on which exchanges or registration of transfers of Securities may be made, and shall also specify the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]

[8.] If (a) the Issuer shall default in any payment of the principal of [or the premium, if any, on] [or interest on] any of the Securities of this series and such default shall not be cured by payment thereof within 90 days, or (b) the Issuer shall default in the performance of any other covenant under the Securities of this series and such default shall continue for a period of 90 days after written notice thereof shall have been given to the Issuer and the Fiscal Agent at the office of the Fiscal Agent by the holders of not less than 25% in principal amount of all the Securities of this series at the time outstanding, or (c) a default, as defined in any instrument evidencing, securing or protecting any indebtedness for borrowed money of the Issuer, now or hereafter outstanding and maturing more than one year from the date of its creation, shall happen with respect to more than $60,000,000 in aggregate principal amount of such indebtedness, and the maturity of such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled, then, in any such case, the principal of all the Securities of this series then outstanding (if not already due) may be declared to be due and payable on the thirtieth day following written notice given to the Issuer and the Fiscal Agent at such office of the Fiscal Agent by the holders of

* Modification necessary if zero-coupon security.

14

not less than a majority in principal amount of all the Securities of this series at the time outstanding, unless all events of default within the meaning of clauses (a), (b), and (c) above have been cured prior to the expiration of such 30 days’ period. If, at any time after the principal of all the Securities of this series shall have been so declared due and payable and before any judgment or decree for the payment of amounts due thereon shall have been entered, all arrears of interest upon all the Securities of this series and all other sums due in respect thereof, except any principal or interest payments which shall not have matured or come due by their terms, shall have been duly paid by the Issuer and all other events of default within the meaning of clauses (a), (b), and (c) above hereunder shall have been cured, the holders of not less than a majority in principal amount of all the Securities of this series then outstanding, by written notice given to the Issuer or the Fiscal Agent at the office of the Fiscal Agent, may rescind such declaration, but no such rescission shall impair any right consequent on any subsequent event of default within the meaning of clause (a), (b), or (c) above.

[[ ].      Add any particular covenants relating to the Securities of this series.]

[9.]      If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer and the Fiscal Agent (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Paragraph [9], the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other

15

governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) in connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph [9] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

[10.]      Upon the affirmative vote of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of a series then outstanding represented at a meeting of holders of Securities of such series duly called and held or with the written consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of a series at the time outstanding, the Issuer and the Fiscal Agent may modify any of the terms or provisions contained in the Securities of such series in any way, provided, however, that no such action may, without the consent of the holder of each Security of such series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any, on) or any installment of interest on any Security of such series, (B) reduce the principal amount of any Security of such series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the currency in which (unless required by law of the jurisdiction which issued such currency) or the required places at which payment with respect to interest, premium or principal in respect of Securities of such series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such series, or permit the Issuer to redeem the Securities of such series if, prior to such action, the Issuer is not permitted so to do, or (E) reduce

16

the proportion of the principal amount of Securities of such series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of such series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given. Notwithstanding the foregoing, the Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of a series for the purpose of (v) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (w) surrendering any right or power conferred upon the Issuer, (x) securing the Securities pursuant to the requirements of the Securities or otherwise, (y) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (z) amending the Fiscal Agency Agreement or the Securities of a series in any manner that the Issuer reasonably determines is not inconsistent with the Securities of such series and does not adversely affect the interest of any holder of Securities of such series.

[11.]      No reference herein to the Fiscal Agency Agreement and no provision of this [Global] Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this [Global] Security at the times, place and rate, and in the currency, herein prescribed.

[12.]      All notices will be delivered by the Issuer in writing to each holder of Securities of this series. [If at the time of any such notice the Securities of this series are represented by this Global Security, such notice shall be delivered to the applicable depositary for the Securities of this series and shall be deemed to have been given three business days after delivery to such depositary. If at the time of any such notice the Securities of this series are not represented by any Global Security, such] [Such] notice shall be delivered to the holders of the Securities of this series and shall be deemed to have been given three business days after the mailing of such notice by first class mail.

[13.]      This [Global] Security shall be governed by, and interpreted in accordance with, the laws of the

17

State of New York, except with respect to its authorization, execution, delivery and performance by the Issuer, which shall be governed by the Articles of Agreement of the Issuer.

[14.]      (a) Subject to Paragraph [14](g), any dispute, controversy or claim arising out of or relating to this [Global] Security, including the existence, validity, performance, breach or termination thereof (including a dispute regarding non-contractual obligations arising out of or relating to this [Global] Security), shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the UNCITRAL Arbitration Rules in force when the Notice of Arbitration is submitted (the “UNCITRAL Rules”), as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Rules (the “HKIAC Procedures”). These dispute resolution provisions shall also be governed by and construed in accordance with the laws of the State of New York. Hong Kong law will be the procedural law of any arbitration hereunder.

(b)      The arbitral tribunal shall consist of three arbitrators. The members of the arbitral tribunal shall be appointed in the manner set out in the UNCITRAL Rules. The appointing authority shall be HKIAC. The seat of the arbitration shall be Hong Kong. The language of the arbitration shall be English.

(c)      Unless otherwise expressly provided in this [Global] Security, the arbitral tribunal will have no authority to award (i) punitive damages or (ii) damages for consequential or indirect losses.

(d)      The arbitral tribunal will have no authority to award interest in excess of the London Inter-Bank Offered Rate (“LIBOR”) then prevailing, and any such interest awarded will be simple interest only. In the event LIBOR is no longer an active interest rate, the Issuer shall elect a suitable replacement interest rate.

(e)      The arbitral tribunal shall not be authorized to grant, and no holder of Securities shall seek from any judicial authority, any interim measures or pre-award or emergency relief against the Issuer, notwithstanding any provisions of the UNCITRAL Rules to the contrary.

18

(f)      At the election of the Issuer, any further dispute, controversy or claim which arises out of this [Global] Security shall be consolidated with any ongoing proceedings before the arbitral tribunal, but no other party shall be joined to, and no other disputes, controversies or claims shall be consolidated with, such on-going proceedings before the arbitral tribunal.

(g)      Notwithstanding the provisions of this Paragraph [14], nothing contained in this [Global] Security shall operate or be regarded as a waiver, renunciation or other modification by the Issuer of any status, immunities, privileges or exemptions of the Issuer under its Articles of Agreement, all of its basic documents, any applicable law or international practice.

EXHIBIT B

FORM OF BEARER SECURITY

[Form of Face of Security]

[ISIN No.                      ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE.

THIS SECURITY IS NOT AN OBLIGATION OF ANY GOVERNMENT.

ASIAN INFRASTRUCTURE INVESTMENT BANK

[Title of Securities]

No. B-.     .     .

[Denomination]

Asian Infrastructure Investment Bank (herein called the “Issuer”), for value received, hereby promises to pay to bearer the principal, sum of                                      [Currency] (                              ) on                      (“Stated Maturity”).

[If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon from the date hereof [annually] [semi-annually] in arrears on                 [and                ] in each year ([each] an “Interest Payment Date”), commencing                 , at the rate [of         % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [if applicable insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of         % per annum on any overdue principal [and premium] and on any overdue installment of interest]. In respect of all currencies other than EURO, interest will be calculated on the basis of a 360-day year, consisting of 12 30-day months. In the case of EURO, interest will be calculated on the basis of the number of days elapsed divided by 360 and rounding the resulting figure to the nearest amount of the relevant currency (with halves being rounded upwards).

[Insert floating interest rate provisions, if applicable.]

2

[If the Security is not to bear interest prior to maturity, insert--The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of       % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of       % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Subject to applicable laws and regulations, principal of [(and premium, if any, on)] this Security shall be payable against presentation and surrender of this Security at the offices of the Paying Agents named on the reverse hereof* and at such other offices or agencies as the Issuer shall have appointed for the purpose pursuant to the Fiscal Agency Agreement hereinafter referred to and given notice of to the holders of the Securities. [Interest on this Security due on or before maturity shall be payable by wire transfer or check to the bearer of each Coupon (as defined on the reverse hereof) appertaining hereto in the amount set forth in such Coupon, on or after the due date for such payment as set forth in such Coupon, upon presentation and surrender thereof at the offices of the Paying Agents set forth on the reverse of such Coupon or at such other offices or agencies as the Issuer shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and given notice of to the holders of the Securities.] No payment of principal [(or premium, if any)] [or interest] in respect of this Security shall be made at an office or agency of the Issuer in the United States (as defined hereinafter), and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any wire or other transfer made in lieu of payment by check be made to an account

* Each such office is to be outside the United States, as defined herein.

3

maintained by the payee with a bank in the United States. As used herein, “United States” means the United States of America (including the States and the District of Columbia), and its possessions, including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars. The issuer covenants that until this Security has been delivered to the Fiscal Agent for cancelation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain a Paying Agent in [The City of New York] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, neither this Security nor any Coupon appertaining hereto shall be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

*Dated:

* Each such office is to be outside the United States, as defined herein.

4

ASIAN INFRASTRUCTURE
INVESTMENT BANK

By
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

[CITIBANK, N.A., LONDON
BRANCH], as Fiscal Agent

By
Authorized Officer

[Form of Reverse of Security]

1. This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of [     ] (herein called the “Fiscal Agency Agreement”), between the Issuer and [Citibank, N.A., London Branch], as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the office of the Fiscal Agent in [The City of London, located at Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB]. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to [$]                    ].

The Securities constitute unconditional, direct and general obligations of the Issuer in accordance with their terms for their payment and performance. The Securities shall rank pari passu with any present or future indebtedness of the Issuer represented by any unsubordinated and unsecured notes or bonds.

2.     The Securities are issuable in bearer form (the “Bearer Securities”) with coupons (the “Coupons”)* at the time of issue attached thereto for the amount due on each Interest Payment Date and in fully registered form (the “Registered Securities”), both of which rank pari passu without any discrimination, preference or priority among them whatsoever. Bearer Securities are issuable in [the] authorized denomination[s] of [$]                 [and [$]                 ], and Registered Securities are issuable in [the] authorized denomination[s] of                  [and [any integral multiple thereof] [integral multiples of [$]                 above that amount]].

3.     The Issuer shall maintain in [The City of New York] [London], a Transfer Agent where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the [appropriate office] of the Fiscal Agent as its agent in [The City of New York] [London] for such purpose and has agreed to cause to be kept at such office a register in which, subject to such

* Reference to coupons should be deleted as appropriate for non-interest-bearing Securities of a series.

2

reasonable regulations as it may prescribe, the Issuer will provide for the registration of Registered Securities and of transfers of Registered Securities. In addition, the Issuer has appointed the main offices of                          in                          and                          in                          as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in [The City of New York] [London] (in the event Securities are issued in registered form), and a Transfer Agent in a European city.

At the option of the bearer hereof upon request confirmed in writing, Bearer Securities may be exchanged for Registered Securities, of any authorized denominations and of a like principal amount, upon surrender of the Bearer Securities to be exchanged, together with all unmatured Coupons appertaining thereto, at the office of any Transfer Agent or at the [appropriate office] of the Fiscal Agent. If the bearer hereof is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if there be furnished to them such security or indemnity as they may require to save each of them and each other agent of the Issuer hereunder harmless. Notwithstanding the foregoing, if a Bearer Security is surrendered in exchange for a Registered Security (a) at the close of business on the ____ [business] day [(whether or not a business day)] (a “Regular Record Date”) preceding such Interest Payment Date and before the opening of business on such Interest Payment Date, or (b) after the close of business on any special record date for the payment of defaulted interest and before the opening of business on the relevant proposed date of payment of such defaulted interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and the interest payable on such

3

Interest Payment Date or proposed date of payment shall not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such Coupon upon presentation and surrendered thereof when due. Bearer Securities may not be issued in exchange for Registered Securities.

[In the event of a redemption of the Securities in part, the Issuer shall not be required (a) to register the transfer or exchange of any Security during a period beginning at the opening of business 10 business days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (b) to register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, or (c) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Title to Bearer Securities and Coupons shall pass by delivery. The Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may deem and treat the bearer of a Bearer Security, the bearer of a Coupon and the person in whose name a Registered Security is registered as the owner thereof for all purposes, whether or not such Security or Coupon be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4.     The Issuer shall pay to the Fiscal Agent at its principal office in Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, on or prior to [each Interest Payment Date][,] [any redemption date] [and] the maturity date of the Securities, such amounts as are sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on][,  ]

4

[the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on and] the principal of the Securities due and payable on such [Interest Payment Date][,] [redemption date] [or] maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest][,] [redemption price] [and] principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any, on)] [or interest on] any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] [(as applicable)] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall, together with any interest earned thereon, be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease.

In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest need not be made on such date at such place but may be made on the next succeeding day at such place that is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5.     Payment of the principal of [and premium, if any, on] and interest on this Security shall be subject in all cases to any fiscal or other laws and regulations applicable thereto. Neither the Issuer nor any Paying Agent shall be liable to any holder of a Security or other person for any commissions, costs, losses or expenses in relation to or resulting from such payments or any currency conversion or rounding effected in connection therewith.

[6.     (a) If applicable, insert--The Securities are subject to redemption upon not more than 60 nor less than 30 calendar days notice given as hereinafter provided, [if applicable, insert—(i) on _______ in any year, commencing with the year ____ and ending with the year ____, through operation of the sinking fund for this series at a redemption price equal to 100% of the principal

5

amount, and (ii) ][at any time [on or after _______], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed): If redeemed [on or before ________, ___%, and if redeemed] during the 12-month period beginning ________ of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to ___% of the principal amount,] at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together[, in the case of each of (i) and (ii)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date [, but interest installments on Registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above].] [Partial redemptions must be in an amount not less than [$]__________ principal amount of Securities]].*

[(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to ________, in each year, commencing in ________ and ending in _______, an amount in cash sufficient to redeem on such _______ [not less than [$]_______ and not more than] [$]___________ principal amount of Securities at the redemption price specified in this Paragraph for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified above is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment.”] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment

* Modification necessary if the Security is an Original Issue Discount Security.

6

shall be applied to the redemption of Securities on such _______ as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver outstanding Securities (other than any previously called for redemption) together, in the case of Bearer Securities, with all unmatured Coupons appertaining thereto and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

[(c)     In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent individually by lot not less than 30 calendar days prior to the redemption date from the outstanding Securities not previously called for redemption, [and, in the case of Registered Securities, by such method as the Fiscal Agent normally uses in such circumstances [and which may provide for the selection for redemption of portions (equal to [$]_____ or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than [$]_____.]

[(d)     If notice of redemption has been given in the manner set forth in Paragraph [7], the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, together with all appurtenant Coupons, if any, maturing subsequent to the redemption date, the Securities shall be paid and redeemed by the Issuer at the places in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest due on or prior to the redemption date on this Security shall be payable only upon the presentment and surrender of Coupons for such interest (at an office or agency outside the United States except as otherwise provided on the face of this Security)]. If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the redemption date, such Security may be paid after deducting

7

from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if they are furnished with such security or indemnity as they may require to save each of them and each other Paying agent of the Issuer harmless. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the [appropriate office] of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the Coupons appertaining to Bearer Securities maturing subsequent to the redemption date shall be void, and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

[7.]     Any notices to holders of Securities shall be given by delivery of the relevant notice to the relevant securities clearing system for communication by each of them to entitled participants, and so long as the Securities are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices shall also be published in such manner as the rules of such stock exchange(s) may require. [In the case of a redemption in whole or in part, such notice will be given once not more than 60 calendar days nor less than 30 calendar days prior to the date fixed for redemption.] If by reason of the suspension of publication of any newspaper or of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed by any stock exchange upon which the Securities are listed, or if the Securities are not listed upon any stock exchange, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the notice that would otherwise be required hereby. Neither the failure to give notice nor any defect

8

in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. [Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed, together with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,* and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case].] [In addition, in the case of a partial redemption, the redemption notice shall specify the last date which exchanges or registration of transfers of Securities may be made, and shall also specify the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]

[8.]      If (a) the Issuer shall default in any payment of the principal of [or the premium, if any, on] [or interest on] any of the Securities of this series and such default shall not be cured by payment thereof within 90 days, or (b) the Issuer shall default in the performance of any other covenant under the Securities of this series and such default shall continue for a period of 90 days after written notice thereof shall have been given to the Issuer and the Fiscal Agent at the office of the Fiscal Agent by the holders of not less than 25% in principal amount of all the Securities of this series at the time outstanding, or (c) a default, as defined in any instrument evidencing, securing or protecting any indebtedness for borrowed money of the Issuer, now or hereafter outstanding and maturing more than one year from the date of its creation, shall happen with respect to more than $60,000,000 in aggregate principal amount of such indebtedness, and the maturity of such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled, then, in any such case, the principal of all the Securities of this series then outstanding (if not already due) may be

* Modification necessary if zero coupon security.

9

declared to be due and payable on the thirtieth day following written notice given to the Issuer and the Fiscal Agent at such office of the Fiscal Agent by the holders of not less than a majority in principal amount of all the Securities of this series at the time outstanding, unless all events of default within the meaning of clauses (a), (b), and (c) above have been cured prior to the expiration of such 30 days’ period. If, at any time after the principal of all the Securities of this series shall have been so declared due and payable and before any judgment or decree for the payment of amounts due thereon shall have been entered, all arrears of interest upon all the Securities of this series and all other sums due in respect thereof, except any principal or interest payments which shall not have matured or come due by their terms, shall have been duly paid by the Issuer and all other events of default within the meaning of clauses (a), (b), and (c) above hereunder shall have been cured, the holders of not less than a majority in principal amount of all the Securities of this series then outstanding, by written notice given to the Issuer or the Fiscal Agent at the office of the Fiscal Agent, may rescind such declaration, but no such rescission shall impair any right consequent on any subsequent event of default within the meaning of clause (a), (b), or (c) above.

[     ]. Add any other particular covenants relating to the Securities of this series.]

[9.]     If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Issuer and the Fiscal Agent (a) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (b) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security or Coupon has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed,

10

lost or stolen Security or in exchange for the Security to which such Coupon appertains (with all appurtenant Coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupons appertains.

Upon the issuance of any new Security under this Paragraph [9], the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security with its Coupons, if any, issued pursuant to this Paragraph [9] in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security and its Coupons, if any, or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone.

The provisions of this Paragraph [9] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

[10.]     Upon the affirmative vote of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of a series then outstanding represented at a meeting of holders of Securities of such series duly called and held or with the written consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of a series at the time outstanding, the Issuer and the Fiscal Agent may modify any of the terms or provisions contained in the Securities of such series in any way, provided, however, that no such action may, without the consent of the holder of each Security of such series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any, on) or any installment of interest on any Security of such series, (B) reduce the principal amount of any Security of such series, the portion of such principal amount which is

11

payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the currency in which (unless required by law of the jurisdiction which issued such currency) or the required places at which payment with respect to interest, premium or principal in respect of Securities of such series is payable, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such series, or permit the Issuer to redeem the Securities of such series if, prior to such action, the Issuer is not permitted so to do, or (E) reduce the proportion of the principal amount of Securities of such series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of such series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given. Notwithstanding the foregoing, the Issuer and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of a series for the purpose of (v) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (w) surrendering any right or power conferred upon the Issuer, (x) securing the Securities pursuant to the requirements of the Securities or otherwise, (y) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (z) amending the Fiscal Agency Agreement or the Securities of a series in any manner that the Issuer reasonably determines is not inconsistent with the Securities of such series and does not adversely affect the interest of any holder of Securities of such series.

[11.]     No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)][and interest on] this Security at the times, place and rate, and in the currency, herein prescribed.

[12.]     All notices will be delivered by the Issuer in writing to each holder of Securities of this series. Such notice shall be delivered to the holders of the Securities of this series and shall be deemed to have

12

been given three business days after the mailing of such notice by first class mail.

[13.]     This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization, execution, delivery and performance by the Issuer, which shall be governed by the Articles of Agreement of the Issuer.

[14.]     (a) Subject to Paragraph [14](g), any dispute, controversy or claim arising out of or relating to this Security, including the existence, validity, performance, breach or termination thereof (including a dispute regarding non-contractual obligations arising out of or relating to this Security), shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the UNCITRAL Arbitration Rules in force when the Notice of Arbitration is submitted (the “UNCITRAL Rules”), as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Rules (the “HKIAC Procedures”). These dispute resolution provisions shall also be governed by and construed in accordance with the laws of the State of New York. Hong Kong law will be the procedural law of any arbitration hereunder.

(b)     The arbitral tribunal shall consist of three arbitrators. The members of the arbitral tribunal shall be appointed in the manner set out in the UNCITRAL Rules. The appointing authority shall be HKIAC. The seat of the arbitration shall be Hong Kong. The language of the arbitration shall be English.

(c)     Unless otherwise expressly provided in this Security, the arbitral tribunal will have no authority to award (i) punitive damages or (ii) damages for consequential or indirect losses.

(d)     The arbitral tribunal will have no authority to award interest in excess of the London Inter-Bank Offered Rate (“LIBOR”) then prevailing, and any such interest awarded will be simple interest only. In the event LIBOR is no longer an active interest rate, the Issuer shall elect a suitable replacement interest rate.

(e)     The arbitral tribunal shall not be authorized to grant, and no holder of Securities shall seek from any

13

judicial authority, any interim measures or pre-award or emergency relief against the Issuer, notwithstanding any provisions of the UNCITRAL Rules to the contrary.

(f)     At the election of the Issuer, any further dispute, controversy or claim which arises out of this Security shall be consolidated with any ongoing proceedings before the arbitral tribunal, but no other party shall be joined to, and no other disputes, controversies or claims shall be consolidated with, such on-going proceedings before the arbitral tribunal.

(g)     Notwithstanding the provisions of this Paragraph [14], nothing contained in this Security shall operate or be regarded as a waiver, renunciation or other modification by the Issuer of any status, immunities, privileges or exemptions of the Issuer under its Articles of Agreement, all of its basic documents, any applicable law or international practice.

[FORM OF COUPON]

[Form of Face of Coupon]

[ISIN No. _______]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[R-]*

[Currency]

Due

ASIAN INFRASTRUCTURE INVESTMENT BANK

[Title of Securities]

Unless the Security to which this Coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth hereon, the Asian Infrastructure Investment Bank (the “Issuer”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Issuer may be required to pay according to the terms of said Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America, its territories, its possessions and other areas subject to its jurisdiction as the Issuer may determine from time to time, at the option of the bearer as provided in the Security, by [United States dollar check drawn on a bank in The City of New York or transfer to a United States dollar account maintained by the payee with a bank located outside the United States, being the interest then payable on such Security].

ASIAN INFRASTRUCTURE
INVESTMENT BANK

By

Name:
Title:

* For Coupons maturing on or after the date, if any, on which a partial redemption of Securities is possible, insert the letter “R” in front of the coupon number. The coupon number, payment amount and due date should appear in the right-hand section of the face of the Coupon.

[Form of Reverse of Coupon]

PAYING AGENTS

             *

* Insert names and addresses of initial paying agents located outside the United States.

EXHIBIT C

[FORM OF TEMPORARY BEARER GLOBAL SECURITY]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE.

THIS SECURITY IS NOT AN OBLIGATION OF ANY GOVERNMENT.

ASIAN INFRASTRUCTURE INVESTMENT BANK

[Title of Securities]

Asian Infrastructure Investment Bank (herein called the “Issuer”), for value received, hereby promises to pay to bearer upon presentation and surrender of this temporary bearer global Security the principal sum of ___________[Currency] on __________ (the “Stated Maturity”).

[If the Security is to bear interest prior to maturity, insert, — and to pay [thereon] [calculated on ____________________________] from the date hereof [annually] [semi- annually] in arrears on ________ [and ______] in each year ([each] an “Interest Payment Date”), commencing ___________, at the rate [of ___% per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [If applicable insert, — and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest]; provided, however, that interest on this temporary bearer global Security shall be payable only after the issuance of the definitive Securities for which this temporary bearer global Security is exchangeable and, in the case of definitive bearer Securities, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature. In respect of all currencies other than EURO, interest will be calculated on the basis of a 360-day year, consisting of 12 30-day months and rounding the resulting figure to the nearest amount of the relevant currency (with halves being rounded upwards). In the case of EURO, interest will be

2

calculated on the basis of the number of days elapsed divided by 360 and rounding the resulting figure to the nearest amount of EURO (with halves being rounded upwards).]

[Insert floating interest rate provision, if applicable.]

[If the Securities are not to bear interest prior to maturity, insert — the principal of this temporary bearer global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this temporary bearer global Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand; provided, however, that such interest shall be payable only after the issuance of the definitive bearer Securities for which this temporary bearer global Security is exchangeable.]

This temporary bearer global Security is one of a duly authorized issue of Securities of the Issuer designated as specified in the title hereof, issued and to be issued under the Fiscal Agency Agreement, dated as of [ ] (the “Fiscal Agency Agreement”), between the Issuer and [Citibank, N.A., London Branch], as Fiscal Agent (“Fiscal Agent”). It is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive bearer Securities [If the Securities of the series are to bear interest prior to maturity, insert--with interest coupons attached,] or in registered form, without coupons, of authorized denominations, or in the form of one or more definitive bearer global Securities, or any combination thereof, (a) if a date, or the manner of its determination, prior to which no such exchange may be made has been designated pursuant to the Fiscal Agency Agreement, not earlier than such date and (b) as promptly as practicable following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this temporary bearer global Security (or, if such exchange is only for a part of this temporary bearer global Security, of such part) are not U.S. persons other than [certain financial

3

institutions]. Definitive bearer Securities and definitive bearer global Securities shall be delivered only outside the United States. Upon any exchange of a part of this temporary bearer global Security for definitive Securities, the portion of the principal amount thereof so exchanged shall be endorsed by the Fiscal Agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

Until exchanged in full for definitive Securities, this temporary bearer global Security shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and the Issuer shall be subject to the same restrictions as those to be enforced on, the definitive Securities and those contained in the Fiscal Agency Agreement, except that neither the holder hereof nor the beneficial owners of this temporary bearer global Security shall be entitled to receive payment of interest hereon.

As used herein, “United States” means the United States of America (including the States and the District of Columbia), and its possessions, including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

This temporary bearer global Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to its authorization, execution, delivery and performance by the Issuer, which shall be governed by the Articles of Agreement of the Issuer.

All terms used in this temporary bearer global Security that are defined in the Fiscal Agency Agreement, including the exhibits thereto, or the definitive Securities shall have the meanings assigned to them therein.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this temporary bearer global Security shall not be valid or obligatory for any purpose.

4

IN WITNESS WHEREOF, the Issuer has caused this temporary bearer global Security to be duly executed.

Dated:

ASIAN INFRASTRUCTURE
INVESTMENT BANK

By

Name:
Title:

5

This is the temporary bearer global Security referred to in the within-mentioned Fiscal Agency Agreement.

[CITIBANK, N.A., LONDON
BRANCH], as Fiscal Agent

By
Authorized Officer

SCHEDULE OF EXCHANGE

Date made	Principal amount exchanged for definitive Securities	Remaining principal amount following such exchange	Notation made on behalf of the Fiscal Agent

EXHIBIT D*

[FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP]

CERTIFICATE

ASIAN INFRASTRUCTURE INVESTMENT BANK

[TITLE OF SECURITIES]

This is to certify that as of the date hereof, [and except as set forth below,]** the above-captioned Securities [held by you for our account]** [to be acquired from you] *** (a) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation, regardless of its source (“United States person(s)”), (b) are owned by United States person(s) that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, in addition, if the owner of the Securities is a United States or foreign financial institution described in clause (c) above (whether or not also described in clause (a) or (b))

* For use in those instances where a definitive bearer Security, a temporary bearer Security, a temporary bearer global Security or a definitive bearer global Security is delivered in an Offshore Offering to non-U.S. persons at the time of sale thereof.

** To be included if the Certificate is being provided to EUROCLEAR, CLEARSTREAM or another clearing system.

*** To be included if the Certificate is being provided directly to the Issuer.

2

this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

[We undertake to advise you if the above statement is not correct on the date on which you intend to submit your certificate relating to such Securities to the Fiscal Agent, and in the absence of any such notification it may be assumed that this certificate applies as of such date.] *

[This certificate excepts and does not relate to [$]________ principal amount of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities cannot be made until we do so certify.]

We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated: ___________, ____ *

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certificate relates.

* To be included if the Certificate is being provided to EUROCLEAR, CLEARSTREAM or another clearing system.

* This certificate must be dated not earlier than 15 calendar days prior to the Exchange Date.

EXHIBIT E

[FORM OF CERTIFICATE TO BE GIVEN

BY EUROCLEAR, CLEARSTREAM OR

OTHER CLEARING SYSTEM]

CERTIFICATE

ASIAN INFRASTRUCTURE INVESTMENT BANK

[TITLE OF SECURITIES]

This is to certify that, based solely on certifications we have received in writing or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal mount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, [$]_________ principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation, regardless of its source (“United States person(s)”), (b) is owned by United States person(s) that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165- 12(c)(1)(iv)) (“financial institutions”)) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) above (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

2

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (x) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (y) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated: __________, ____ **

Yours faithfully,

[Euroclear Bank
S.A./N.V.]

[Clearstream Banking société anonyme]

[OTHER CLEARING SYSTEM]

By:

**         To be dated no earlier than the Exchange Date.